                                                Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-38310 and 333-91046) of the SCI 401(k) Retirement Savings Plan of our report dated June 28, 2021, with respect to the financial statements and schedule included in this Annual Report on Form 11-K of the SCI 401(k) Retirement Savings Plan for the year ended December 31, 2020.
/s/HARPER & PEARSON COMPANY, P.C.
Houston, Texas
June 28, 2021